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EXHIBIT 21.1

SILICON GRAPHICS, INC. SUBSIDIARIES


    Name                                       Jurisdiction of
    ----                                        Incorporation
                                                -------------
MIPS Technologies, Inc.                           Delaware
Silicon Graphics Real Estate, Inc.                Delaware
Silicon Graphics World Trade Corporation          Delaware
Silicon Studio, Inc.                              Delaware
Alias/Wavefront, Inc.                             California
Silicon Graphics S.A.                             Argentina
Silicon Graphics Pty Limited                      Australia
Silicon Graphics Computer Systems Ges.m.b.H.      Austria
Silicon Graphics International Inc.               Barbados
Silicon Graphics S.A./N.V.                        Belgium
Wavefront Technologies N.V.                       Belgium
Silicon Graphics Comercio e Servi os Limitada     Brazil
831495 Ontario Ltd.                               Canada
Silicon Graphics Canada Limited                   Canada
Wavefront Canada Limited                          Canada
Silicon Graphics s.r.o.                           Czech Republic
Silicon Graphics A/S                              Denmark
Silicon Graphics OY                               Finland
Alias Sarl                                        France
Silicon Graphics                                  France
Wavefront Technologies S.A.                       France
Alias Research GmbH                               Germany
Silicon Graphics GmbH                             Germany
Wavefront Technologies GmbH                       Germany
Silicon Graphics Limited                          Hong Kong
Silicon Graphics Kft.                             Hungary
Silicon Graphics Systems (India) Private Ltd      India
Silicon Graphics Biomedical 1995 Ltd              Israel
Silicon Graphics Computer Systems Limited         Israel
Alias Srl                                         Italy
Silicon Graphics S.p.A.                           Italy
Wavefront Technologies Srl                        Italy
Alias Research K.K.                               Japan
Nihon Silicon Graphics K.K.                       Japan
Wavefront Japan, Ltd.                             Japan
Korea Silicon Graphics Ltd.                       South Korea
Silicon Graphics S.A. de C.V.                     Mexico
Silicon Graphics B.V.                             Netherlands
Silicon Graphics World Trade B.V.                 Netherlands
Silicon Graphics Limited                          New Zealand
Silicon Graphics A/S                              Norway
Silicon Graphics Pte. Limited                     Singapore
Silicon Graphics (Pty) Limited                    South Africa
Silicon Graphics, S.A.                            Spain
Silicon Graphics AB                               Sweden
Silicon Graphics S.A.                             Switzerland
Silicon Graphics Manufacturing S.A.               Switzerland
Silicon Graphics Limited                          Taiwan
Alias Research Limited                            United Kingdom
Alias Sonata Limited                              United Kingdom
Silicon Graphics Application Systems Limited      United Kingdom
Silicon Graphics Limited                          United Kingdom
Wavefront Technologies Ltd                        United Kingdom
Silicon Graphics Manufacturing Finance Limited    Jersey Channel Islands